Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Tiffany & Co.’s Annual Report on Form 10-K for the year ended January 31, 2011.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
New York, NY
May 26, 2011